Exhibit 99.1

LBI Media Holdings, Inc. Reports Second Quarter 2007 Results

Second Quarter 2007 Net Revenues Increase 10.9% and Adjusted EBITDA Grew 19.8%

Burbank, CA – August 14, 2007 – LBI Media Holdings, Inc. (the “Company”) announced its financial results today for the three and six months ended June 30, 2007.

Contact: Lenard Liberman

(818) 563-5722

Results for the Three Months Ended June 30, 2007

For the quarter ended June 30, 2007, net revenues increased by $3.2 million, or 11.0%, to $32.5 million, from $29.3 million for the same period in 2006. This increase was primarily attributable to increased advertising revenue from our Los Angeles and Dallas radio markets. In Dallas, we operate an existing FM radio station and five other radio stations that we recently acquired. Our television segment revenues also contributed an increase of $0.1 million in net revenues for the three months ended June 30, 2007. Operating expenses decreased by $0.8 million, or 5.0%, to $16.2 million for the three months ended June 30, 2007 from $17.0 million for the same period in 2006. This decrease in operating expenses was primarily attributable to a $2.7 million decrease in deferred compensation expense and a $1.6 million decrease in an impairment charge related to one of our broadcast licenses that we recorded in the second quarter of 2006, offset by increases in selling, general and administrative expenses, programming expenses and depreciation and amortization. Adjusted EBITDA1 increased by $3.1 million, or 19.8%, to $18.6 million for the three months ended June 30, 2007 as compared to $15.5 million for the same period in 2006. Our Adjusted EBITDA margin2 increased to 57.1% in the second quarter of 2007 from 52.9% in the same period in 2006.

We recognized net income of $6.9 million for the three months ended June 30, 2007, as compared to net income of $4.5 million for the same period of 2006, an increase of $2.4 million, or 55.5%. This increase was primarily attributable to a credit to deferred compensation expense related to a payment made in August 2007.

Radio division net revenues increased by $3.1 million, or 22.1%, to $17.1 million for the quarter ended June 30, 2007 from $14.0 million for the same quarter last year. This increase was attributable to revenue growth at our Los Angeles radio stations and revenue generated by our new and existing Dallas radio stations. Operating expenses for our radio division decreased by $0.7 million, or 11.1%, to $5.4 million for the three months ended June 30, 2007, from $6.1 million for the same period in 2006. Decreases in operating expenses were attributable primarily to a credit to deferred compensation expense related to a payment made in August 2007, offset by increased expenses associated with our newly acquired Dallas radio stations. Adjusted EBITDA increased by $4.2 million, or 50.1%, to $12.7 million for the three months ended June 30, 2007 as compared to Adjusted EBITDA of $8.5 million for the same period in 2006. Our radio division’s

(1)	We define Adjusted EBITDA as net income (loss) plus income tax expense (benefit), gain (loss) on sale of property and equipment, gain (loss) on sale of investments, net interest expense, interest rate swap expense, impairment of broadcast licenses, and depreciation and amortization. Management considers this measure an important indicator of our liquidity relating to our operations because it eliminates the effects of certain noncash items and our capital structure. This measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with U.S. generally accepted accounting principles, such as cash flows from operating activities, operating income and net income. In addition, our definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.

In determining our Adjusted EBITDA in past years, we treated deferred compensation expense (benefit) as a noncash item, because we had the option and the intention to pay such amounts in the common stock of our indirect parent after our indirect parent’s initial public offering. Our first payment became due in 2006 and we have made additional payments in 2007. We have determined that we can no longer meet the conditions necessary to pay the deferred compensation in stock. Accordingly, we have settled our deferred compensation amounts in cash. We have presented prior periods’ Adjusted EBITDA to conform to this current treatment. As a result, Adjusted EBITDA for prior periods may appear as a different amount from what we have reported in prior periods.

(2)	We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenues.

Adjusted EBITDA margin increased to 74.6% in the second quarter of 2007 from 60.7% in the same period in 2006.

Television division net revenues increased by $0.1 million, or 0.9%, to $15.4 million for the three months ended June 30, 2007, from $15.3 million for the same period in 2006. This increase was primarily attributable to increased advertising revenue at our Texas television stations. Operating expenses for our television division decreased by $0.1 million, or 1.6%, to $10.8 million for the three months ended June 30, 2007, from $10.9 million for the same period in 2006. This decrease in operating expenses was primarily attributable to a $1.6 million decrease in an impairment charge related to one of our broadcast licenses, offset by increases in selling, general and administrative expenses and programming expenses. Adjusted EBITDA decreased by $1.2 million, or 16.9%, to $5.8 million for the quarter ended June 30, 2007, from $7.0 million for the same quarter last year. Our television division’s Adjusted EBITDA margin decreased to 37.6% in the second quarter of 2007 from 45.7% for the same period in 2006.

Results for the Six Months Ended June 30, 2007

Net revenues increased $6.2 million or 11.9% to $57.7 million from $51.5 million for the six months ended June 30, 2007 compared to the same period in 2006. This increase was primarily attributable to increased advertising revenue from our Los Angeles and Dallas radio markets and augmented by increases in our television segment. Operating expenses increased by $1.1 million, or 3.5%, to $33.0 million for the six months ended June 30, 2007, from $31.9 million for the same period in 2006. This increase was primarily attributable to increases in selling, general and administrative as well as increases in programming expenses related to additional production of in-house television programs and depreciation and amortization, partially offset by decreases in deferred compensation expense and a decrease in impairment charges related to one of our broadcast licenses that we recorded in the second quarter of 2006. Adjusted EBITDA increased by $4.7 million, or 19.1%, to $29.2 million for the six months ended June 30, 2007 as compared to $24.5 million for the same period in 2006. Our Adjusted EBITDA margin increased to 50.6% for the six months ended June 30, 2007 from 47.5% in the same period in 2006.

We recognized a net loss of $41.1 million for the six months ended June 30, 2007, as compared to net income of $4.2 million for the same period of 2006, a decrease of $45.3 million. This change was primarily attributable to the one-time non-cash charge of $46.9 million to adjust our deferred tax accounts in the first quarter of 2007 as a result of the sale of Class A common stock of our parent, Liberman Broadcasting, Inc., in March 2007.

Radio division net revenues increased by $5.3 million, or 22.4%, to $29.1 million for the six months ended June 30, 2007, from $23.8 million for the six months ended June 30, 2006. This increase was primarily attributable to revenue increases at our new and existing Dallas radio stations and augmented by an increase in revenues at our Los Angeles radio stations. Operating expenses for our radio division decreased by $0.1 million, or 0.7%, to $12.0 million for the six months ended June 30, 2007, from $12.1 million for the same period in 2006. Decreases in operating expenses were attributable primarily to credits to deferred compensation expense related to payments made in March and August 2007, offset by increased expenses associated with the Dallas stations we acquired in November 2006. Adjusted EBITDA for our radio division increased by $6.5 million, or 50.0%, to $19.4 million for the six months ended June 30, 2007 as compared to $12.9 million for the same period in 2006. Our radio division’s Adjusted EBITDA margin increased to 66.5% for the six months ended June 30, 2007 from 54.3% in the same period in 2006.

Television division net revenues increased by $0.8 million, or 2.8%, to $28.5 million for the six months ended June 30, 2007, from $27.7 million for the same period in 2006. This increase was primarily attributable to increased advertising revenue in our Texas markets. Operating expenses for our television division increased by $1.2 million, or 6.1%, to $21.0 million for the six months ended June 30, 2007, from $19.8 million for the same period in 2006. This increase was primarily attributable to increases in selling, general and administrative as well as increases in programming expenses related to additional production of in-house television programs. Adjusted EBITDA for our television division decreased by $1.8 million, or 15.4% to $9.8 million for the six months ended June 30, 2007, from $11.6 million for the same period in 2006. Our television division’s Adjusted EBITDA margin decreased to 34.3% for the six months ended June 30, 2007 from 41.7% in the same period in 2006.

Commenting on our results, Lenard Liberman, our Executive Vice President, said, “2007 has proven to be a very exciting year for us. We have successfully launched our five new radio station formats in Dallas and in a very short period of time, we have achieved impressive ratings and revenue growth. In our television group, we have successfully launched new programs that have improved our ratings and rank position in our markets. In the most recent July sweeps period, KRCA in Los Angeles ranks number two in prime time in the male 18-34 and 18-49 demographics. At our Los Angeles radio stations, we have achieved record ratings for our company with KBUE ranking number two in the 18-34 and 18-49 demographics. This outstanding performance by our stations should result in continued increased revenues as the year progresses. We were also very fortunate to have completed our debt financings in the third quarter of this year which provides our company with significant acquisition capacity and a flexible financial structure. Soon, we will be entering into two new markets with our announced acquisitions of KPNZ-TV in Salt Lake City, Utah and KWIE-FM in Riverside/San Bernardino, California, which will further expand our interests into two high growth Mexican-based Hispanic markets. We expect to close these acquisitions in the late third or fourth quarter.”

Information for Holders of LBI Media’s 8 1/2% Senior Subordinated Notes due 2017

Results for LBI Media, Inc.’s three and six months ended June 30, 2007 will be posted on our website at www.lbimedia.com/investors. Holders and beneficial owners of LBI Media, Inc.’s 8 1/2% Senior Subordinated Notes due 2017 may access this information by contacting Jose Liberman at (818) 563-5722 to receive a temporary username and password.

Second Quarter 2007 Conference Call

We will host a conference call to discuss our financial results for the second quarter of 2007 on Tuesday, August 14, 2007 at 5:00 PM Eastern Time. Interested parties may participate in the conference call by dialing (800) 310-1961 five minutes prior to the scheduled start time of the call and asking for the “LBI Media Holdings, Inc. Second Quarter 2007 Results Conference Call.” The conference call will be recorded and made available for replay through Friday, August 17. Investors may listen to the replay of the call by dialing (888) 203-1112 then entering the passcode 2085642.

About LBI Media Holdings, Inc.

We are one of the largest owners and operators of Spanish-language radio and television stations in the United States, based on revenues and number of stations. We own twenty-one radio stations and four television stations serving the Los Angeles, CA, Houston, TX, Dallas-Ft. Worth, TX and San Diego, CA markets. We also owns three television production facilities.

Forward Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of our radio stations, television stations and studio operations. Forward-looking statements include but are not limited to information preceded by, or that include the words, “believes”, “expects”, “prospects”, “pacings”, “anticipates”, “could”, “estimates”, “forecasts” or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, regulatory changes, increased competition, the timing of announced acquisitions or station upgrades, changes in the broadcasting industry generally, and changes in interest rates. Accordingly, our actual performance and results may differ from those anticipated in the forward-looking statements. Please see our recent public filings for information about these and other risks that may affect us. We undertake no obligation to update or revise the information contained herein because of new information, future events or otherwise.

Results of Operations:

LBI MEDIA HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenues	$32,515	$29,291	$57,660	$51,533
Operating expenses:
Program and technical, exclusive of deferred compensation expense (benefit) of $0 and $(94) for the three months ended June 30, 2007 and 2006, respectively, and $0 and $(15) for the six months ended June 30, 2007 and 2006, respectively, and depreciation and amortization shown below	5,855	4,937	11,469	9,438
Promotional, exclusive of depreciation and amortization shown below	719	501	1,108	838
Selling, general and administrative, exclusive of deferred compensation expense (benefit) of $(2,820) and $(67) for the three months ended June 30, 2007 and 2006, respectively and $(3,952) and $129 for the six months ended June 30, 2007 and 2006, respectively, and depreciation and amortization shown below	10,207	8,527	19,869	16,654
Deferred compensation expense (benefit)	(2,820)	(161)	(3,952)	114
Depreciation and amortization	2,227	1,632	4,527	3,263
Impairment of broadcast licenses	—	1,600	—	1,600

Total operating expenses	16,188	17,036	33,021	31,907

Operating income	16,327	12,255	24,639	19,626
Interest expense, net of amount capitalized	(8,494)	(7,703)	(17,650)	(15,304)
Interest rate swap expense	1,407	—	1,127	—
Interest and other income	66	28	105	58

Income before income taxes	9,306	4,580	8,221	4,380
(Provision) benefit for income taxes	(2,377)	(125)	(49,318)	(175)

Net income	$6,929	$4,455	$(41,097)	$4,205

Adjusted EBITDA (3)	$18,554	$15,487	$29,166	$24,489

Adjusted EBITDA Margin (4)	57.1%	52.9%	50.6%	47.5%

(3)	Refer to footnote (1) on Page 1

(4)	Refer to footnote (2) on Page 1

The table set forth below reconciles net cash provided by operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands)
Net cash provided by operating activities	$6,247	$8,093	$5,632	$8,794
Add:
Income tax expense	2,377	125	49,318	175
Interest expense and other income, net	8,428	7,675	17,545	15,246
Less:
Amortization of deferred financing costs	(301)	(247)	(601)	(496)
Accretion on senior discount notes	(1,589)	(1,427)	(3,108)	(2,792)
Provision for doubtful accounts	(300)	(276)	(521)	(483)
Deferred compensation benefit (expense)	2,820	161	3,952	(114)
Changes in operating assets and liabilities:
Accounts receivable	5,080	4,677	2,626	3,253
Deferred compensation payment	—	—	1,374	—
Program rights	(144)	(208)	(322)	(424)
Amounts due from related parties	(6)	52	(15)	138
Prepaid expenses and other current assets	(156)	(193)	(194)	(55)
Employee advances	(13)	394	(8)	327
Accounts payable and accrued expenses	565	687	1,321	1,163
Accrued interest	(2,088)	(3,996)	1,383	(182)
Deferred taxes payable	(3,024)	—	(49,082)	—
Other assets and liabilities	658	(30)	(134)	(61)

Adjusted EBITDA	$18,554	$15,487	$29,166	$24,489

The following is a reconciliation of operating income to Adjusted EBITDA for our radio division:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands)
Radio division operating income	$11,662	$7,893	$17,151	$11,727
Depreciation and amortization	1,079	598	2,231	1,196

Radio division Adjusted EBITDA	$12,741	$8,491	$19,382	$12,923

The following is a reconciliation of operating income to Adjusted EBITDA for our television division:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands)
Television division operating income	$4,665	$4,362	$7,488	$7,899
Depreciation and amortization	1,148	1,034	2,296	2,067
Impairment of broadcast licenses	—	1,600	—	1,600

Television division Adjusted EBITDA	$5,813	$6,996	$9,784	$11,566

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